UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2019

VERACYTE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36156	20-5455398
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

6000 Shoreline Court, Suite 300, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 243-6300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2019, Christopher M. Hall, President and Chief Operating Officer of Veracyte, Inc. (the “Company”), informed the Company of his decision to retire from these roles and his employment at the Company, effective July 1, 2019 (the “Retirement Date”).

On April 22, 2019, the Company and Mr. Hall entered into an agreement (the “Hall Agreement”) setting forth the terms of Mr. Hall’s separation from the Company. Pursuant to the Hall Agreement, subject to a release of claims by Mr. Hall, Mr. Hall is entitled to certain payments and benefits upon the Retirement Date (or upon an earlier termination of Mr. Hall without cause), including (i) a lump sum cash payment equal to six months of Mr. Hall’s base salary and (ii) reimbursement for any insurance premium payments paid by Mr. Hall to continue to receive coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended in the six months following the Retirement Date.

The Hall Agreement also provides that Mr. Hall will provide consulting services to the Company through January 1, 2020. Pursuant to the Hall Agreement, (i) Mr. Hall’s restricted stock unit awards and time-based stock options will continue to vest through the term of his consultancy ending on January 1, 2020, and in the event of his earlier termination without cause, he will be deemed vested in such awards through January 1, 2020, and his vested stock options will remain exercisable through July 1, 2020 (or their earlier expiration date) and (ii) Mr. Hall will remain eligible to vest in 50% of his performance-based restricted stock units (the “PSU”) subject to achievement of the applicable performance metrics and subject to his continued services on December 31, 2019, the final day of the performance period (or in the event of an earlier termination of his services without cause). Additionally, all then-unvested restricted stock unit awards, then-unvested stock option awards and 50% of the PSUs will automatically terminate and forfeit to the Company on January 2, 2020 even if Mr. Hall continues to provide additional services to the Company on and after such date.

The foregoing summary of the Hall Agreement does not purport to be complete and is subject to, and qualified in its entirety by the Agreement, which will be filed as an exhibit to Veracyte’s Quarterly Report on Form 10-Q for the three months ended June 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 26, 2019

VERACYTE, INC.

		By:	/s/ Keith Kennedy
		Name:	Keith Kennedy
		Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)